SUN COMMUNITIES, INC.
Amendment No. 2
To At the Market Offering
Sales Agreement

October 25, 2019
BMO Capital Markets Corp.
3 Times Square
New York, New York 10036
BofA Securities, Inc.
One Bryant Park
New York, New York 10036

Citigroup Global Markets Inc.
388 Greenwich Street
New York, New York 10013

Regions Securities LLC
615 South College Street, Suite 600
Charlotte, North Carolina 28202

Fifth Third Securities, Inc.
424 Church Street, Maildrop: UTFC5B
Nashville, Tennessee 37219

RBC Capital Markets, LLC
Three World Financial Center
200 Vesey Street
New York, New York 10281

BTIG, LLC
65 East 55th Street
New York, New York 10022
Jefferies LLC
520 Madison Avenue
New York, New York 10022
Credit Suisse Securities (USA) LLC
Eleven Madison Avenue
New York, New York 10010

Samuel A. Ramirez & Company, Inc.
61 Broadway, 29th Floor
New York, New York 10006

Robert W. Baird & Co. Incorporated
777 E. Wisconsin Avenue
Milwaukee, Wisconsin 53202
Ladies and Gentlemen:
Reference is made to the At the Market Offering Sales Agreement dated July 28, 2017 among Sun Communities, Inc., a corporation organized and existing under the laws of the State of Maryland (the “Company”), Sun Communities Operating Limited Partnership, a Michigan limited partnership (the “Operating Partnership”), and BMO Capital Markets Corp. (“BMO”), BofA Securities, Inc. (“BofA”), Citigroup Global Markets Inc. (“Citigroup”), Fifth Third Securities, Inc. (“Fifth Third”), RBC Capital Markets, LLC (“RBC”), BTIG, LLC (“BTIG”), Jefferies LLC (“Jefferies”), Credit Suisse Securities (USA) LLC (“Credit Suisse”), Samuel A. Ramirez & Company, Inc. (“Ramirez”) and Robert W. Baird & Co. Incorporated (“Baird”), as amended by that certain Amendment No. 1 to At the Market Offering Sales Agreement, dated April 26, 2018 (collectively, the “Agreement”) pursuant to which the Company may issue and sell through the Sales Agents shares of the Company’s common stock, par value $0.01 per share, having an aggregate sale price of up to $450,000,000. Capitalized terms used but not defined herein shall have the meanings ascribed to such terms in the Agreement.
The parties wish to further amend the Agreement through this Amendment No. 2 To At the Market Offering Sales Agreement (this “Amendment”) to modify the definition of certain defined terms set forth in the Agreement and used therein and to make certain other changes to the Agreement with effect on and after the date hereof (the “Effective Date”).

1.     Amendments to the Agreement. The parties agree, from and after the Effective Date, that:
(a) Any reference to the defined term “Sales Agents” in the Agreement shall mean BMO, BofA, Citigroup, Regions Securities LLC (“Regions”), Fifth Third, RBC, BTIG, Jefferies, Ramirez and Baird. By executing and delivering this Amendment, Regions agrees to become a party to and to be bound as a Sales Agent by all of the terms and conditions of the Agreement.
(b) In the context of Securities that remain available to be sold as of the Effective Date, any reference in the Agreement to the “Prospectus Supplement” shall no longer be deemed to refer to the 2018 Prospectus Supplement, but shall instead be deemed to refer to the prospectus supplement dated October 25, 2019 to the 2018 Base Prospectus filed by the Company with the Commission on October 25, 2019 relating to the Securities (the “2019 Prospectus Supplement”).
(c) In the context of Securities that remain available to be sold as of the Effective Date, any reference in the Agreement to the “Prospectus” shall no longer be deemed to collectively refer to the 2018 Base Prospectus as supplemented by the 2018 Prospectus Supplement and any Free

Writing Prospectus, but shall instead be deemed to collectively refer to the 2018 Base Prospectus as supplemented by the 2019 Prospectus Supplement and any Free Writing Prospectus.
(d) The following section shall be inserted immediately after Section 21 of the Agreement:

“22.    Recognition of the U.S. Special Resolution Regimes.
(a)     In the event that any Sales Agent that is a Covered Entity becomes subject to a proceeding under a U.S. Special Resolution Regime, the transfer from such Sales Agent of this Agreement, and any interest and obligation in or under this Agreement, will be effective to the same extent as the transfer would be effective under the U.S. Special Resolution Regime if this Agreement, and any such interest and obligation, were governed by the laws of the United States or a state of the United States.
(b)     In the event that any Sales Agent that is a Covered Entity or a BHC Act Affiliate of such Sales Agent becomes subject to a proceeding under a U.S. Special Resolution Regime, Default Rights under this Agreement that may be exercised against such Sales Agent are permitted to be exercised to no greater extent than such Default Rights could be exercised under the U.S. Special Resolution Regime if this Agreement were governed by the laws of the United States or a state of the United States.
As used in this Section 22, “BHC Act Affiliate” has the meaning assigned to the term “affiliate” in, and shall be interpreted in accordance with, 12 U.S.C. § 1841(k); “Covered Entity” means any of the following: (i) a “covered entity” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 252.82(b), (ii) a “covered bank” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 47.3(b) or (iii) a “covered FSI” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 382.2(b); “Default Right” has the meaning assigned to that term in, and shall be interpreted in accordance with, 12 C.F.R. §§ 252.81, 47.2 or 382.1, as applicable; and “U.S. Special Resolution Regime” means each of (i) the Federal Deposit Insurance Act and the regulations promulgated thereunder and (ii) Title II of the Dodd-Frank Wall Street Reform and Consumer Protection Act and the regulations promulgated thereunder.”
(e) Section 12 is hereby amended and restated in its entirety to read as follows:
“12.    Notices. Except as otherwise provided herein, all notices or other communications required or permitted to be given by any party to any other party pursuant to the terms of this Agreement shall be in writing, unless otherwise specified in this Agreement, and if sent to a Sales Agent, shall be delivered to the applicable Sales Agent as follows: BMO Capital Markets Corp. 3 Times Square, 25th Floor, New York, New York 10036, Fax: (312) 461-2968, Attention: Stephan Richford, email: stephan.richford@bmo.com and Eric Benedict, email:

eric.benedict@bmo.com; BofA Securities, Inc., One Bryant Park, New York, New York 10036, Fax: (212) 449-0355, Attention: David Moran, email: dmoran@baml.com, Thomas (T.J.) Opladen, email: thomas.j.opladen_jr@baml.com and Christine Roemer, email: christine.roemer@baml.com, with copies to ECM Legal, Facsimile: (212) 230-8730; Citigroup Global Markets Inc., 388 Greenwich Street, New York, New York 10013, Fax: (646) 291-1469, Attention: General Counsel; Regions Securities LLC, 615 South College Street, Suite 600, Charlotte, North Carolina 28202, Attention: Corporate Services Desk, Brit Stephens; Fifth Third Securities, Inc., 38 Fountain Square Plaza, Cincinnati, Ohio 45263, Attention: Michael Bertkau, FTS Legal, facsimile: 513-534-6757; RBC Capital Markets, LLC Three World Financial Center, 200 Vesey Street, New York, New York 10281, email: donovan.campbell@rbccm.com; BTIG, LLC, 65 East 55th Street, New York, New York 10022, Attention: Equity Capital Markets, email: BTIGUSATMTrading@btig.com, with copies (which shall not constitute notice) to: BTIG, LLC, 600 Montgomery Street, 6th Floor, San Francisco, California 94111, Attention: General Counsel and Chief Compliance Officer; Jefferies LLC, 520 Madison Avenue, New York, New York 10022, Attention: General Counsel, facsimile: (646) 619-4437; Samuel A. Ramirez & Company, Inc., 61 Broadway, 29th Floor, New York, New York 10006, Attention: Larry Goldman; and Robert W. Baird & Co. Incorporated, 777 E. Wisconsin Avenue, Milwaukee, Wisconsin 53202, Attention: Syndicate Department (facsimile: (414) 298-7474), with a copy to the Legal Department, email: John Roesner, jroesner@rwbaird.com and Barb Nelson, banelson@rwbaird.com; and in each case, with a copy to Paul Hastings LLP, 200 Park Avenue, New York, New York 10166, Attention: Yariv C. Katz, Esq., email: yarivkatz@paulhastings.com; or if sent to the Company or the Operating Partnership, shall be delivered to 27777 Franklin Road, Suite 200, Southfield, Michigan 48034, Fax (248) 208-2641, Attention: Karen J. Dearing and Fernando Castro-Caratini, email: Karen J. Dearing, Kdearing@suncommunities.com and Fernando Castro-Caratini, fcastro@suncommunities.com, with copies to Jaffe, Raitt, Heuer & Weiss PC, 27777 Franklin Road, Suite 2500, Southfield, Michigan 48034, Fax: (248) 351-3082, Attention: Jeffrey Weiss, Esq., email: jweiss@jaffelaw.com. Each of the parties to this Agreement may change such address for notices by sending to the parties to this Agreement written notice of a new address for such purpose. Each such notice or other communication shall be deemed given (i) when delivered personally or by verifiable facsimile or email transmission (with an original to follow) on or before 5:00 p.m., New York City time, on a Business Day or, if such day is not a Business Day, on the next succeeding Business Day, (ii) on the next Business Day after timely delivery to a nationally recognized overnight courier and (iii) on the Business Day actually received if deposited in the U.S. mail (certified or registered mail, return receipt requested, postage prepaid). For purposes of this Agreement, “Business Day” shall mean any day on which NYSE and commercial banks in the City of New York are open for business.”
(f) Schedule 1 of the Agreement is hereby deleted in its entirety and replaced with the Schedule 1 attached hereto.

(g) Schedule 2 of the Agreement is hereby deleted in its entirety and replaced with the Schedule 2 attached hereto.
(h) Schedule 4 of the Agreement is hereby deleted in its entirety and replaced with the Schedule 4 attached hereto.
(i) Schedule 6 of the Agreement is hereby deleted in its entirety and replaced with the Schedule 6 attached hereto

2.     No Other Amendments; References to Agreements. Except as set forth in this Amendment, all other terms and provisions of the Agreement shall continue in full force and effect. All references to the Agreement in the Agreement or in any other document executed or delivered in connection therewith shall, from the date hereof, be deemed a reference to the Agreement as amended by this Amendment. Notwithstanding anything to the contrary contained herein, this Amendment shall not have any effect on offerings or sales of the Securities prior to the Effective Date or on the terms of the Agreement and the rights and obligations of the parties thereunder, insofar as they relate to such offerings or sales, including, without limitation, the representations, warranties and agreements (including the indemnification and contribution provisions), as well as the definitions of “Prospectus Supplement” and “Prospectus” contained in the Agreement.
3.     Applicable Law. This Amendment shall be governed by, and construed in accordance with, the internal laws of the State of New York without regard to the principles of conflicts of laws.
4.     Effect of Headings. The Section headings herein are for convenience only and shall not affect the construction hereof.
5.     Counterparts. This Amendment may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. Delivery of an executed Amendment by one party to the other may be made by facsimile or e-mail transmission.
[Signature Page Follows]

If the foregoing correctly sets forth the understanding among the Company, the Operating Partnership and the Sales Agents, please so indicate in the space provided below for that purpose, whereupon this letter shall constitute a binding agreement among the Company, the Operating Partnership and the Sales Agents.
Very truly yours,
SUN COMMUNITIES, INC.

By: /s/ Karen J. Dearing	Name: Karen J. Dearing Title: Chief Financial Officer
SUN COMMUNITIES OPERATING LIMITED PARTNERSHIP
By:    Sun Communities, Inc., its General Partner

By: /s/ Karen J. Dearing	Name: Karen J. Dearing Title: Chief Financial Officer
ACCEPTED by the Administrative Sales Agents on behalf of the Sales Agents as of the date first-above written:
BMO CAPITAL MARKETS CORP.
By:/s/ Stephan Richford
Name: Stephan Richford
Title: Managing Director
BOFA SECURITIES, INC.
By: /s/ Hicham Hamdouch
Name: Hicham Hamdouch
Title: Managing Director
CITIGROUP GLOBAL MARKETS INC.
By: /s/ Jared M. Nutt
Name: Jared M. Nutt
Title: Vice President

Acknowledged and agreed:
REGIONS SECURITIES LLC

By: /s/ Neil Giardino
Name: Neil Giardino
Title: Managing Director

[Signature page to Amendment No. 2 To At the Market Offering Sales Agreement]

Acknowledged and agreed:
FIFTH THIRD SECURITIES, INC.

By: /s/ Susannah Doyle Lunke
Name: Susannah Doyle Lunke
Title: Director, ECM, VP

[Signature page to Amendment No. 2 To At the Market Offering Sales Agreement]

Acknowledged and agreed:
RBC CAPITAL MARKETS, LLC

By: /s/ Donovan Campbell
Name: Donovan Campbell
Title: Managing Director

[Signature page to Amendment No. 2 To At the Market Offering Sales Agreement]

Acknowledged and agreed:
BTIG, LLC

By: /s/ Anton LeRoy
Name: Anton LeRoy
Title: President

[Signature page to Amendment No. 2 To At the Market Offering Sales Agreement]

Acknowledged and agreed:
JEFFERIES LLC

By: /s/ Donald Lynaugh
Name: Donald Lynaugh
Title: Managing Director, ECM

[Signature page to Amendment No. 2 To At the Market Offering Sales Agreement]

Acknowledged and agreed:
CREDIT SUISSE SECURITIES (USA) LLC

By: /s/ Jeremy Fox
Name: Jeremy Fox
Title: Managing Director

[Signature page to Amendment No. 2 To At the Market Offering Sales Agreement]

Acknowledged and agreed:

SAMUEL A. RAMIREZ & COMPANY, INC.

By: /s/ Lawrence F. Goldman, CFA
Name: Lawrence F. Goldman, CFA
Title: Managing Director

[Signature page to Amendment No. 2 To At the Market Offering Sales Agreement]

Acknowledged and agreed:
ROBERT W. BAIRD & CO. INCORPORATED

By: /s/ Tim Stefanou
Name: Tim Stefanou
Title: Vice President

[Signature page to Amendment No. 2 To At the Market Offering Sales Agreement]

SCHEDULE 4

Subsidiaries of the Company organized on or after February 21, 2019:

Sun Academy West Point LLC, a Michigan limited liability company
Sun Allendale Meadows LLC, a Michigan limited liability company
Sun Brookside Manor LLC, a Michigan limited liability company
Sun Chincoteague Island LLC, a Michigan limited liability company
Sun Chula Vista Bayfront RV LLC, a Michigan limited liability company
Sun Chula Vista Existing Park RV LLC, a Michigan limited liability company
Sun Hacienda Del Rio LLC, a Michigan limited liability company
Sun King’s Court LLC, a Michigan limited liability company
Sun Leisure Point Resort LLC, a Michigan limited liability company
Sun Maui Jack’s Waterpark LLC, a Michigan limited liability company
Sun Meadows Lake LLC, a Michigan limited liability company
Sun NG Acquisitions LLC, a Michigan limited liability company
Sun NG Glen Ellis RV LLC, a Michigan limited liability company
Sun NG TRS Glen Ellis RV LLC, a Michigan limited liability company
Sun NG Whitewater RV LLC, a Michigan limited liability company
Sun Petoskey RV Kampgrounds LLC, a Michigan limited liability company
Sun Pin Oak Parc LLC, a Michigan limited liability company
Sun Reunion Lake RV LLC, a Michigan limited liability company
Sun Roxbury Park LLC, a Michigan limited liability company
Sun Secured Financing Houston LLC, a Michigan limited liability company
Sun Secured Springing LLC, a Michigan limited liability company
Sun TRS Blueberry Hill LLC, a Michigan limited liability company
Sun TRS Carolina Pines LLC, a Michigan limited liability company
Sun TRS Chula Vista Existing Park LLC, a Michigan limited liability company
Sun TRS Leisure Point LLC, a Michigan limited liability company
Sun TRS Reunion Lake LLC, a Michigan limited liability company
Sun TRS River Run Ranch LLC, a Michigan limited liability company